23-d




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 to our report dated February 22, 1995, included in Green Mountain Power Corporation's Form 11-K for the year ended December 31, 1994, and to all references to our firm included in this registration statement.



                               /s/KITTELL, BRANAGAN & SARGENT


St. Albans, Vermont
April 3, 1995